EXHIBIT 99

     Media Contacts:           Investor Relations Contact:
     William P. Fuller III     Roger A. Holmes
     (212) 318-5250            (212) 318-5288
     Donna N. Bodden
     (212) 318-5258

     FOR IMMEDIATE RELEASE:


     WESTVACO COMPLETES ACQUISITION OF EVADALE, TX,
     BLEACHED PAPERBOARD MILL

     NEW YORK, NY, December 29, 1999 - Westvaco Corporation
     (NYSE:W) today completed its previously announced acquisition of Temple-Inland Inc.'s (NYSE:TIN) bleached paperboard mill in Evadale, TX.

     "We are excited to have the Evadale mill join our Packaging Resources Group," said John A. Luke, Jr., Westvaco Chairman and CEO. "This acquisition not only further enhances our scale and focus in global packaging markets, it also has compelling financial considerations. The mill will be accretive to our earnings and cash flow within the first year of our ownership, and we expect annual synergies and cost savings to reach a pretax total of at least $100 million within three years."

     With 670,000 tons of annual production capacity, the Evadale mill increases Westvaco's total bleached paperboard capacity to 1.6 million tons. The increase strengthens Westvaco's position as the second largest bleached board producer in the world. At its mill in Covington, VA, Westvaco produces Printkote bleached paperboard used to package beverages, confections, cosmetics, food, consumer electronics, pharmaceuticals and tobacco, as well as for commercial printing applications. The Evadale mill expands Westvaco's participation in packaging and commercial printing markets while adding business in food service, greeting cards and office supplies. The transaction also includes an off-site bleached paperboard extrusion coating plant as well as a long-term wood supply contract with
     Temple-Inland.

     In September, as a result of a strategic review, Westvaco announced that it would create a platform for growth in global packaging markets by combining its packaging-related businesses into a single unit. The Evadale mill was the first of two significant acquisitions announced for the company's new Packaging Resources Group. The second acquisition, Mebane Packaging Group, is scheduled to close early in 2000. With seven plants in the eastern United States and Puerto Rico, Mebane is a leading supplier of packaging for pharmaceutical products and personal care items with annual sales of $130 million. Westvaco currently operates eight consumer packaging plants.


     Westvaco Corporation (www.westvaco.com), headquartered in New York, NY, is a major producer of paper, packaging and specialty chemicals with annual sales of $2.8 billion. The company derives 24 percent of its revenues from international sales involving customers in more than 70 countries. Westvaco's assets include wholly owned operations in the United States, Brazil, the Czech Republic, a joint venture in China and 1.45 million acres of timberland in the United States and Brazil.

     Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed in or implied by the forward-looking statements include, but are not limited to, competitive pricing for the company?s products; changes in raw materials, energy and other costs; impact of Year 2000 issues; fluctuations in demand and changes in production capacities; changes to economic growth in the U.S. and international economies, especially in Asia and Brazil; government policies and regulations, including but not limited to those affecting the environment and the tobacco industry; and currency movements.